Exhibit 4.1

SUBSCRIPTION AGREEMENT

THE COMMON STOCK SHARES OF SOCIAL LIFE NETWORK, INC., A NEVADA CORPORATION, ARE BEING OFFERED HEREBY.

THE SECURITIES BEING OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMON STOCK BEING OFFERED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THIS OFFERING IS BEING MADE IN RELIANCE UPON REGULATIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND RULE 506 OF REGULATION D OF THE SECURITIES ACT. SUBSCRIBER SHOULD BE AWARE THAT THEY MIGHT BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD.

THIS SUBSCRIPTION AGREEMENT PERTAINS TO SOCIAL LIFE NETWORK, INC., A NEVADA CORPORATION.

LEGENDS

SECURITIES AND EXCHANGE COMMISSION NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NASAA LEGEND

IN MAKING AN INVESTMENT DECISION, SUBSCRIBER MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THE OFFERING MEETS THE COMPANY RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THE DISCLOSURE CONTAINED HEREIN, NOR WHETHER IT IS COMPLETE. THE PREFERRED SHARES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO RESIDENTS OF ALL STATES

THE COMMON STOCK OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE COMMON STOCK SHARES ARE SUBJECT IN VARIOUS STATES TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BLUE SKY LEGENDS

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE NEVADA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA IN ADDITION, ALL NEVADA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of ______________, 2017, is entered by and between Social Life Network, Inc. (the “Company”, “we”, “our” or “us”), and the subscriber identified in 1(a) (“Subscriber”).

RECITALS:

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Regulation S (“Regulation S”) and Regulation D (“Regulation D”), Rule 506(b), as promulgated by the United States Securities and Exchange

WHEREAS, the Company desires to offer and sell in a private offering on a best efforts basis, our common stock, par value of $0.001 per share (the “Common Stock or the “Shares”) at a price of ten cents ($0.10) per share (the “Purchase Price”). The shares of Common Stock sold in this Offering will not be registered under the Securities Act, in reliance upon an exemption from securities registration afforded by the provisions of Regulation S and Regulation D, Rule 506(b), as promulgated by the Commission under the Securities Act. There is a minimum investment of $1,000 per Subscriber; and

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Shares and the Subscriber desires to purchase that number of Shares set forth on the signature page hereto on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree that the above WHEREAS clauses are incorporated herein as terms to this Agreement and further agree to the following terms:

1. Purchase and Sale of the Shares.

(a) Subject to the terms and conditions of this Agreement, ___________________________, the Subscriber, hereby irrevocably subscribes for and agrees to purchase _________ Common Shares and, as full payment therefore, agrees to pay us, concurrently with the Subscriber’s execution and delivery of this Subscription Agreement, the sum of ten cents ($0.10 ) for each Common Share purchased, or an aggregate purchase price of $_________ for the __________ Common Shares. The aggregate Purchase Price is payable by check or wire transfer of immediately available funds to the Company.

(b) The Company may at its discretion modify the Offering without approval from or notice to the Subscriber, including but not limited to, increases or reductions or as to the terms of the Securities to be exchanged with the Subscriber’s interests. The Company may raise the price of the Common Shares in this Offering at any time in the future. The Company may also offer the Common Shares at different prices to different Subscriber at the same or similar times at its discretion. At the sole discretion of the Company’s management, but in conformity with applicable state and federal laws, the Company may conduct other Offerings while it is conducting this Offering with terms that may not be similar or comparable to the terms of this Offering. The Company reserves the right to reject any subscription made hereby, in whole or in part, in its sole discretion. The Company’s agreement with each Subscriber is a separate agreement and the sale of the Shares to each Subscriber is a separate sale.

Subscriber has hereby delivered and paid concurrently herewith the aggregate Purchase Price for the number of Shares set forth on the signature page hereof in an amount required to purchase and pay for such Shares, which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Social Life Network, Inc.” pending the sale of the Shares, all funds paid hereunder shall be deposited to the Company corporate account as follows:

2. Stock Issuance Date.

The issuance of the Shares in the form of a stock certificate issued by the Company’s transfer agent or through a book entry by the Company’s transfer agent shall occur within a reasonable timeframe of the execution of this Agreement. The Subscriber acknowledges and understands that this subscription is being made on a “best efforts” basis.

3. Subscriber Representations, Warranties and Covenants.

Each Subscriber agrees, represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Subscriber, that:

3.1 Purchase for Subscriber’s Own Account.

The Subscriber is purchasing the Securities for the Subscriber's own account and for Subscriber’s investment purposes and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Subscriber understands that Subscriber must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or Blue-Sky Laws or an exemption from such registration is available. Further, the Subscriber will not act as nominee and the Subscriber represents that it is not a nominee for any other person. No one other than Subscriber has any interest in or any right to acquire the Securities subscribed for by Subscriber. Subscriber understands and acknowledges that we will have no obligation to recognize the ownership, beneficial or otherwise, of such Securities by anyone other than Subscriber. Subscriber is purchasing the Securities from funds legally obtained and belonging to Subscriber and has not borrowed or otherwise received the funds used to purchase the Securities, or any portion thereof from any third party.

3.2 Investment Intention of Subscriber.

The Subscriber understands that the Securities have not been registered under the Securities Act and we are relying upon an exemption from registration under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention. In connection with this, the Subscriber understands that it is the position of the Securities and Exchange Commission (“SEC”) that the statutory basis for such exemption would not be present if the Subscriber’s representation merely meant that its present intention was to hold the Securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, an investor who purchases the Securities with a present intent to resell the interest would not be purchasing for investment as required by SEC rules.

3.3 Reliance on Exemptions from Registration.

The Subscriber understands that the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of the United States securities laws and that we are relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein without limitation in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

3.4 Accredited Investor Status, and Suitability.

The Subscriber has read and understands Rule 501(a) of Regulation D of the Securities Act and represents that the Subscriber is an “Accredited Investor” as that term is defined by Rule 501(a). Subscriber further represents that the Subscriber is knowledgeable, sophisticated and experienced in making and is qualified to make decisions with respect to a variety of sophisticated and complex investments that present investment decisions like those involved in the purchase of the Securities. The Subscriber, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Subscriber is capable of reading, interpreting and understanding financial statements and evaluating the merits and risks of an investment in the Securities and has the net worth to undertake such risks. Subscriber has invested in the common stock or other securities of companies comparable to ours that involve non-trading, and/or thinly traded securities and penny stocks, unregistered securities, restricted securities and high-risk investments. The Subscriber represents that in addition to Subscriber’s own ability to evaluate an investment in the Securities, the Subscriber has consulted with an investment advisor, attorney, accountant, financial advisor or other advisor to read all of the documents furnished or made available by us to the Subscriber, to evaluate the merits and risks of such an investment on its behalf, and that the Subscriber recognizes the highly speculative nature of an investment in the Securities, and the Subscriber represents that he or she is familiar with our business operations and financial affairs and has been provided with all information pertaining to us it has requested.

3.5 Financial Suitability.

The Subscriber understands that he or she or it may be unable to liquidate the Securities and that its ability to transfer the Common Shares is limited. The Subscriber’s overall commitment to investments, which are not readily marketable, is not disproportionate to Subscriber’s net worth, and the investment in the Securities will not cause the Subscriber’s overall investment in illiquid high-risk investments to become excessive in proportion to Subscriber’s assets, liabilities and living standards. The Subscriber can bear the economic risk of an investment in the Securities for an indefinite period and can bear a loss of the entire investment in the Securities without financial hardship or a change in its living conditions.

3.6 Representations of income or profit.

The Subscriber is not investing in the Securities based upon any representation, oral or written, by any person with respect to the future value of, if any, or the income from, if any, the Common Shares. Neither us nor any of our officers, directors, shareholders, partners, employees or agents, or any other persons have represented, guaranteed or warranted, whether expressly or by implication, that: (i) the Subscriber will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of our activities or the Subscriber’s investment in the Securities;

or (ii) our past performance or experience of our management, or of any other person, will in any way indicate predictable results regarding the ownership of our Securities, the future value of the Securities, or of our activities or financial condition or results of operations.

3.7 Use of Proceeds

	Minimum Offering	Maximum Offering
Sales & Marketing	$100,000	$1,200,000
General Working Capital	$30,000	$600,000
Website and App Development	$10,000	$200,000
	$140,000	$2,000,000

Although we plan on using the proceeds for these purposes, we have sole discretion over the use of the proceeds, whether related or not to the above described uses. The Subscriber acknowledges that our management has this sole discretion over the use of proceeds and there are no assurances that they will use the proceeds as they currently intend or that anyone or a combination of the various uses of the proceeds will result in any aspect of our operations being successful. As a result, our management may spend the proceeds on a broad variety of items that are not associated with the above-described uses of proceeds. Subscriber acknowledges that it will have no control or ability to influence or participate in the determination of how the proceeds from this Offering will be utilized and the use of the proceeds by management cannot currently be predicted with any accuracy.

3.8 Organization and Standing of the Subscriber.

If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.9 Authorization and Power.

Such Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners or members is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

3.10 No Conflicts.

The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not: (A) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Subscriber (if the Subscriber is not a natural person); (B) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the undersigned is a party or by which the properties or assets of the undersigned are bound; or (C) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of the undersigned under, or alter the obligations of any person under, or create in any person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a governmental authority or any other person) pursuant to, or result in the creation of a lien on any of the assets or properties of the Subscriber under, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which the Subscriber is a party or any of the Subscriber’s assets and properties are bound or affected.

3.11 Residency.

The Subscriber is a resident of or a corporation or other entity with its principal business address of the place set forth on the signature page hereto and is not acquiring the Shares as a nominee or agent or otherwise for any other person.

3.12 Laws and Regulations.

The Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefore.

3.13 No Prior Actions, Actions Pending or Threatened.

There is no action pending or to the knowledge of the Subscriber, threatened against or affecting, the Subscriber by any governmental authority or FINRA or other person with respect to the Subscriber that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. Further, the Subscriber hereby represents that he, she or it is not subject to a Bad Actor Disqualifying Event under the federal securities laws, as follows:

Definition of Bad Actor Disqualifying Event

(d) ‘‘Bad Actor’’ disqualification. (1) No exemption under this section shall be available for a sale of securities if the issuer; any predecessor of the issuer; any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of such sale; any investment manager of an issuer that is a pooled investment fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with such sale of securities; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A)	About the purchase or sale of any security;

(B)	Involving the making of any false filing with the Commission; or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of Purchasers of securities;

(ii)	Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale that at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A)	In connection with the purchase or sale of any security;

(B)	Involving the making of any false filing with the Commission; or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of Purchasers of securities;

(iii)	Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)	At the time of such sale, bars the person from:

(1)	Association with an entity regulated by such commission, authority, agency, or officer;

(2)	Engaging in the business of securities, insurance or banking; or

(3)	Engaging in savings association or credit union activities; or

(B)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv)	Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o–4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b–3(e) or (f)) that, at the time of such sale:

(A)	Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)	Places limitations on the activities, functions or operations of such person; or

(C)	Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v)	Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A)	Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b–5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b–6(1)) or any other rule or regulation thereunder; or

(B)	Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi)	Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii)	Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation, or offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii)	Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

3.14 Information on Company.

The Subscriber agrees, acknowledges and understands that upon request by the Subscriber, the Company will provide documents relating to the business, finances and operations of the Company and that pursuant to this Subscription Agreement. The Subscriber represents and warrants that the Subscriber is offered hereby the opportunity to ask questions of the Company. Such Subscriber, if as requested above, has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing (the “Disclosure Materials”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Shares. Such Subscriber has relied on the Disclosure Materials in making its investment decision.

3.15 Opportunities for Additional Information.

The Subscriber acknowledges that the Subscriber is offered hereby the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

3.16 Information on Subscriber that are U.S. Persons.

(I)	Subscriber understands that the investment offered hereunder has not been registered under the Securities Act. The Subscriber is acquiring the Shares for the Subscriber’s own account, for investment purposes only, and not with a view towards resale or distribution.

(ii)	At the time, the Subscriber was offered the Shares, it was, and at the date hereof, such Subscriber is a “U.S. Person” which is defined as:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)	Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(iii)	By its execution of this Agreement, the Subscriber, if it is a “U.S. Person”, represents and warrants to the Company as indicated on its signature page to this Agreement, that the Subscriber either: (A) is, and will be on the Closing Date, an Accredited Investor as defined under Rule 501 of the Securities Act; or (B) has such knowledge and experience in financial and business matters that the Subscriber can evaluate the merits and risks of the prospective investment. The Subscriber understands that the Shares are being offered and sold to the undersigned in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth in this Agreement, in order that the Company may determine the applicability and availability of the exemptions from registration of the Shares on which the Company is relying.

(k)	Information on Subscriber that are Not U.S. Persons.

(i)	The Subscriber understands that the investment offered hereunder has not been registered under the Securities Act. The Subscriber is acquiring the Shares for the Subscriber’s own account, for investment purposes only, and not with a view towards resale or distribution.

(ii)	At the time, the Subscriber was offered the Shares, it was not, and at the date hereof, such Subscriber is not a “U.S. Person” as defined in Section 3(j)(ii).

(iii)	The Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(iv)	The Subscriber, if it is not a “U.S. Person” (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Shares for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(v)	The Subscriber, if it is not a “U.S. Person”, will not resell the Shares except in accordance with the provisions of Regulation S (Rules 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(vi)	The Subscriber, if it is not a “U.S. Person”, will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(vi)	Subscriber, if it is not a “U.S. Person”, acknowledges that the Company makes no representation or warranty that any Shares issued outside of the U.S. have been offered or sold in compliance with the laws of the jurisdiction into which such Shares were issued. The undersigned warrants to the Company that no filing is required by the Company with any governmental authority in the undersigned’s jurisdiction in connection with the transactions contemplated hereby. The undersigned has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the acquisition of the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The undersigned’s acquisition of and payment for, and its continued ownership of the Shares, will not violate any applicable securities or other laws of his, her or its jurisdiction.

3.17 Compliance with Securities Act.

Such Subscriber understands and agrees that the Shares and the shares of Common Stock underlying the Shares sold in this Offering have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the Company of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Shares, and deliver the Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Shares, to third parties who in turn may dispose of these Shares.

3.18 Restrictive Legend

The Subscriber understands that the certificate or other document representing the Common Shares shall bear a restrictive legend, until such time as the securities are subject to an effective registration statement or otherwise may be sold by the Subscriber under Rule 144(k), in substantially the following form:

“The Common Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The Common Shares represented hereby may not be offered, sold or transferred in the absence of an effective registration statement or other applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws, specifically and including that the transfer of the Common Shares is prohibited, other than in compliance with Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from registration”

3.19 No General Solicitation or Advertisement.

The Subscriber is not purchasing the Securities pursuant to the Exchange as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, posted on the Internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than one of the Company officers or directors with which the subscriber had a pre-existing relationship.

3.20 Correctness of Representations.

Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company, they shall be true and correct as of the Closing Date. The Subscriber understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Shares.

3.21Financial Suitability.

The Subscriber understands that he or she or it may be unable to liquidate the Securities and that its ability to transfer the Common Shares is limited. The Subscriber’s overall commitment to investments, which are not readily marketable, is not disproportionate to Subscriber’s net worth, and the investment in the Securities will not cause the Subscriber’s overall investment in illiquid high-risk investments to become excessive in proportion to Subscriber’s assets, liabilities and living standards. The Subscriber can bear the economic risk of an investment in the Securities for an indefinite period and can bear a loss of the entire investment in the Securities without financial hardship or a change in its living conditions.

3.22 Representations of Income or Profit.

The Subscriber is not investing in the Securities based upon any representation, oral or written, by any person with respect to the future value of, if any, or the income from, if any, the Common Shares. Neither the Company or any of its officers, directors, shareholders, partners, employees or agents, or any other persons have represented, guaranteed or warranted, whether expressly or by implication, that: (i) the Subscriber will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the Subscriber’s investment in the Securities; or (ii) The Company’s past performance or experience of the Company’s management, or of any other person, will in any way indicate predictable results regarding the ownership of the Company’s Securities, the future value of the Securities, or of the Company’s activities or financial condition or results of operations.

3.23 Reliance on Exemptions from the Registration.

The Subscriber understands that the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of the United States securities laws, including Regulation S, and that we are relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein without limitation in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

3.24 No Brokers.

The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

3.25 Reliance on Representations.

The Subscriber agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Subscriber herein. Subscriber further represents and warrants that this Agreement does not contain any untrue statement or a material fact or omit any material fact concerning Subscriber.

3.26 Additional Representations and Warranties.

The Subscriber further represents and warrants to the Company as follows: (i) such person has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares; (ii) such person understands and acknowledges that the Company is under no obligation to register the Shares for sale under the Securities Act; (iii) such person will not transfer any or all of its Shares pursuant to Regulation D or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the undersigned’s Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

4.0 Risks and Acknowledgement of Risk.

Acknowledgement of Risk

The Subscriber hereby understands and acknowledges that the Company may be subject to unforeseen and other material risks not set forth herein. As such, Subscriber must rely upon Subscriber’s own independent due diligence investigation of the Company in considering an investment in the Common Shares. Each prospective subscriber agrees to carefully analyze the risks and merits of an investment in the Common Shares and should take into consideration when making such analysis, among others, the risk factors discussed above. Further, the Subscriber agrees, acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation that: (A) the Company is a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Shares; (B) an investment in the Company is highly speculative and only Subscriber who can afford the loss of their entire investment should consider investing in the Company and the Shares; (C) the Subscriber may be unable to liquidate the Subscriber’s its investment; (D) transferability of the Shares is extremely limited; and (E) in the event of a disposition of the Shares, the Subscriber can sustain the loss of its entire investment.

Risks

The Company’s business plan is subject to substantial risks, which are described below. The Subscriber understands the risks of an investment in the Company’s Securities and is aware that anyone or a combination of the following additional risks and others not presently contemplated may adversely affect the value of the Subscriber’s investment or even cause the loss of the Subscriber’s entire investment:

●	If we fail to retain existing users or add new users, or if our users decrease their level of engagement with our products, our revenue, financial results, and business may be significantly harmed;

●	If we fail to introduce new products or services that users find engaging or if we introduce new products or services that are not favorably received, our revenues will be negatively impacted;

●	Users may feel that their experience is diminished with respect to the frequency, prominence, format, size, and quality of ads that we display;

●	Users may have difficulty installing, updating, or otherwise accessing our products on mobile devices because of actions by us or third parties that we rely on;

●	If we are unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance, our results of operations will be negatively affected;

●	If there are decreases in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors, our results of operations may be negatively impacted;

●	If we are unable to manage and prioritize information to ensure users are presented with content that is appropriate, interesting, useful, and relevant to them, our revenues will be negatively affected;

●	If we fail to provide adequate customer service to users, marketers, developers, or other partners, our results of operations will be negatively impacted;

●	Our revenue is currently generated from third parties advertising on our websites and mobile apps, monthly digital media subscriptions to online business professionals using our websites and mobile apps, ecommerce fees to merchants that sell their products through our websites and mobile apps, and third party companies that license our social networking and ecommerce technology to power their own niche social networks; if we are unable to attract advertisers, subscribers, merchants and licensees, our results of operations will be negatively impacted;

●	The Company has ambitious business plans, including the adoption of deep learning technologies (Machine Learning A.I.) implemented in to its core social network platform technology; if the Company fails to efficiently manage the development of these components, its operations and results of operations will be negatively affected;

●	If we fail to maintain and increase favorable brand name recognition, our results of operations will be adversely affected;

●	The Company anticipates that its operating expenses will increase in concert with its expansion plans;

●	If the Company fails to keep pace with rapidly evolving technology standards in its niche social networking and ecommerce industries that are targeted in alternative medicines, real estate, hunting and fishing, racket sports, golf, cycling and winter mountain sports, development of the Company’s operational and growth plans and the Company’s revenues will be negatively affected.

●	Economic downturns that effect the targeted industries above may negatively impact the Company’s revenues;

●	The Subscriber’s investment in the Securities is subject to substantial dilution because of future issuances of the Company securities to purchasers and the Company officers and directors, consultants and others;

●	Because the Company will have substantial costs pertaining to its operations and expansion plans, the Company does not anticipate paying dividends to the Company’s common stockholders in the foreseeable future;

●	There is no assurance that the Company will have sufficient funding or cash resources or operational capacity to accomplish the Company’s business plan and operational goals;

●	The Company operates in a competitive industry, including competitors that have greater financial and technical resources and greater brand name recognition than the Company does; should the Company’s fail to effectively compete, its competitive position could adversely affect the Company market share, revenues, and growth prospects;

●	The Company’s business plan incorporates estimates rather than actual figures as to the potential markets, opportunities and difficulties that it may encounter; accordingly, there can be no assurances that the Company’s underlying assumptions accurately reflect the Company’s opportunities and potential for success;

●	In connection with the Company filing of an S-1 Registration Statement with the SEC, the Company will be considered an Emerging Growth Company under the JOBS Act, which entails reduced SEC disclosure requirements that may make the Company’s common stock less attractive to investors;

●	Should the Company become an SEC reporting company, it will incur increased costs and demands of complying with the laws and regulations that affect public companies, which could adversely affect the Company’s results of operations, financial condition, business and prospects;

●	There is no assurance that any established trading market will ever develop or that the Company’s common stock will ever be quoted for trading on the OTCQB or OTCQX.

The Subscriber hereby understands and acknowledges that the Company may be subject to unforeseen and other material risks not set forth herein. As such, Subscriber must rely upon Subscriber’s own independent due diligence investigation of the Company in considering an investment in the Common Shares. Each prospective subscriber agrees to carefully analyze the risks and merits of an investment in the Common Shares and should take into consideration when making such analysis, among others, the risk factors discussed above. Further, the Subscriber agrees, acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation that: (A) the Company is a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Shares; (B) an investment in the Company is highly speculative and only Subscriber who can afford the loss of their entire investment should consider investing in the Company and the Shares; (C) the Subscriber may be unable to liquidate the Subscriber’s its investment; (D) transferability of the Shares is extremely limited; and (E) in the event of a disposition of the Shares, the Subscriber can sustain the loss of its entire investment.

4. Company Representations and Warranties.

The Company represents and warrants to and agrees with each Subscriber that:

4.1 Due Incorporation.

The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of NEVADA, and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

4.2 Outstanding Stock.

All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

4.3 Authority; Enforceability.

This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder.

4.4 No General Solicitation.

Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the Securities Act) in connection with the offer or sale of the Shares.

4.5 No Brokers.

Neither the Company nor any Subsidiary has taken any action, which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.6 Dilution.

The Company’s executive officers and directors understand the nature of the Shares being sold hereby and recognize that the issuance of the Shares will have a dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Shares is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

4.7 Foreign Corrupt Practices.

Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.8 Money Laundering Laws.

The operations of the Company and its Subsidiaries are, and have been, conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Company or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

5. Conditions and Obligations of the Subscriber.

The obligations of the Subscriber to enter into and perform their respective obligations under this Agreement are subject to the fulfillment to the following conditions:

(i)	The representations and warranties of the Subscriber in this Agreement shall be true and correct in all material respects;

(ii)	The Purchase Price for the Shares shall have been fully paid by check or wire delivered; and

(iii)	The Subscriber shall have duly executed this Agreement and shall have delivered the executed Agreement and the completed and executed investor questionnaire to the Company.

6. Miscellaneous.

(a) Notices. All notices (including change of addresses) and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company, to:

If to the Subscriber:

At the address completed by the Subscriber below

To the address and phone numbers listed on the signature pages of this Agreement.

(b) Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any of the Subscriber makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Shares purchased in the Offering and then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the holders of the Shares then outstanding.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of NEVADA without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state of NEVADA. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personal jurisdiction of such the Company’s and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 7(d) hereof, the Company and the Subscriber hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Nevada of such the Company, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Calendar Days. All references to “days” in this Agreement shall mean calendar days unless otherwise stated.

(g) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(h) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge the Company acceptance of the foregoing Subscription Agreement with Social Life Network, Inc. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES                               x        $0. 10 =                                  (the “Purchase Price”)

______________________________________________ Signature

______________________________________________ Signature

_______________________________________________ Name Typed or Printed

_______________________________________________Name Typed or Printed

_______________________________________________ Entity Name

_______________________________________________Entity Name

_______________________________________________Address

_______________________________________________ Telephone

_______________________________________________ Tax ID # or Social Security #

_______________________________________________ Tax ID # or Social Security #

Name in which securities should be issued: __________________________________________

Dated: ___________, 2017

This Subscription Agreement is agreed to and accepted as of the date first written above.

Social Life Network, Inc.

By:
Kenneth Shawn Tapp, Chief Executive Officer